Exhibit 3.1

PAGE 1
     I, JEFFREY W BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CAMPBELL STRATEGIC ALLOCATION FUND, L.P. ”, FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2010, AT 4:55 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2335855 8100	AUTHENTICATION: 7842141

100232232	DATE: 03-02-10
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:08 PM 03/01/2010
FILED 04:55 PM 03/01/2010
SRV 100232232 — 2335855 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
     The Undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     First: The name of the limited partnership is:
Campbell Strategic Allocation Fund, L.P.
     Second: Article 3 of the Certificate of Limited Partnership shall be amended as follows:
The address of the General Partner, Campbell & Company, Inc., is 2850 Quarry Lake Drive, Baltimore, Maryland 21209.
     In Witness Whereof, the undersigned has executed this Amendment to the Certificate of Limited Partnership of Campbell Strategic Allocation Fund, L.P. this 1st day of January, 2010.

CAMPBELL & COMPANY, INC., General Partner
By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer